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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report(Date of earliest event reported) September 30, 1997





                             NORTON MCNAUGHTON, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                          0-23440                13-3747173
(State or other jurisdiction           (Commission File        (I.R.S. Employer
of incorporation or organization)          Number)           Identification No.)


         463 Seventh Avenue
            New York, N.Y.                                          10018
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (212) 947-2960
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On September 30, 1997, Norton McNaughton, Inc. (the "Company") completed the acquisition of substantially all the assets and the assumption of substantially all the liabilities of Miss Erika, Inc. ("Miss Erika"), a privately-held manufacturer of women's moderate apparel. The Company will, through a wholly owned subsidiary, continue Miss Erika's business.

      The terms of the negotiated transaction provided for the payment of approximately $24 million in cash, with additional consideration payable at the Company's option in cash or Company common stock based on the profitability of Miss Erika in fiscal years 1998 and 1999.

      In connection with the acquisition, the Company entered into a $140 million secured term loan and revolving credit facility with NationsBanc Commercial Corporation and The CIT Group/Commercial Services, Inc. The proceeds will be used to finance the acquisition and for ongoing working capital requirements of the combined entity. Pursuant to the new financing arrangement, the Company will continue to factor its accounts receivable, as well as the accounts receivable of Miss Erika.

ITEM 5. OTHER EVENTS. See Exhibit 99 for press release issued on October 1,
1997.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) & (b)   Financial statements of business acquired and pro-forma
                  financial information.

                  The required financial statements and pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report must be filed.

      (c)         Exhibit Index

      2.1 Agreement of Purchase and Sale made as of the 29th day of August, 1997 by and among Miss Erika, Inc., a Delaware corporation; Terbem Limited, a British Virgin Islands corporation, Bobst Investment Corp., a British Virgin Islands corporation, TCRI Offshore Partners C.V., a Netherlands Antilles corporation and TCR International Partners L.P., a Delaware limited partnership, Triumph Capital, L.P. II, a Delaware limited partnership, Stuart Bregman, Howard Zwilling, Sidney Goldstein,
                  Christian Baillet, ME Acquisition Corp., a Delaware corporation, and Norton McNaughton, Inc., a Delaware corporation. Schedules to this Agreement have been omitted and the Company shall furnish to the Securities and Exchange Commission a copy of any omitted schedule as supplemental information upon request.


      10.1 Financing Agreement dated as of September 25, 1997 by and among Norton McNaughton, Inc., Norton McNaughton of Squire, Inc., Miss Erika, Inc., the Financial Institutions from time to time party thereto, NationsBanc Commercial Corporation and The CIT Group/Commercial Services, Inc.

      10.2        Factoring Agreement entered into between Miss Erika, Inc.
                  and NationsBanc Commercial Corporation dated September 25,
                  1997.

      10.3 Amended and Restated Factoring Agreement entered into between Norton McNaughton of Squire, Inc. and NationsBanc Commercial Corporation dated September 25, 1997.


      10.4 Employment Agreement dated as of August 29, 1997 between ME Acquisition Corp. and Stuart Bregman.

      10.5 Employment Agreement dated as of August 29, 1997 between ME Acquisition Corp. and Howard Zwilling.



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      10.6        Employment Agreement dated as of August 29, 1997 between ME
                  Acquisition Corp. and Roberta Ciacci.

      10.7 Employment Agreement dated as of August 29, 1997 between ME Acquisition Corp. and Elizabeth Moser.

      10.8 Employment Agreement dated as of August 29, 1997 between ME Acquisition Corp. and Kenny Tse.

      10.9 Employment Agreement dated as of August 29, 1997 between ME Acquisition Corp. and Samuel Glaser.

      99          Norton McNaughton, Inc. press release dated September 29,
                  1997.


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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NORTON MCNAUGHTON, INC.
                                  -----------------------
                                        (Registrant)


Date: October 14, 1997            By:/s/ Sanford Greenberg
                                     ---------------------
                                     SANFORD GREENBERG
                                     Chairman of the Board and Chief Executive
                                     Officer
                                     (Principal Executive and Operating Officer)


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